Exhibit 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
AS OF JUNE 30, 2004

1.	The name of the proposed corporation is First Reliance Bancshares, Inc.

2.	The initial registered office of the corporation is 2170 W. Palmetto Street
Street Address

Florence	Florence	SC	29501
City	County	State	Zip Code

and the initial registered agent at such address is F. R. Saunders, Jr.
Print Name

I hereby consent to the appointment as registered agent of the corporation:

/s/ F. R. Saunders
Agent’s Signature

3.	The total number of shares of capital stock which the corporation is authorized to issue is twenty million (20,000,000) shares, $.01 par value.

4.
The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) _____________________________

5.
The optional provisions, which the corporation elects to include in the articles of incorporation, are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended)

6.	The name, address, and signature of each incorporator is as follows (only one is required):

a.	F. R. Saunders
Name

2170 W. Palmetto St., Florence, SC 29501
Address

/s/ F. R. Saunders
Signature

7.
I,  M. Craig Garner, Jr., an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date: April 12, 2001	/s/ M. Craig Garner, Jr.
Signature

M. Craig Garner, Jr.
Type or Print Name

P. O. Box 11390
Address

Columbia, SC 29211

(803) 799-9800
Telephone Number

FIRST RELIANCE BANCSHARES, INC.
EXHIBIT A
TO
ARTICLES OF INCORPORATION
OF
FIRST RELIANCE BANCSHARES, INC.

1.
The optional provisions which the corporation elects to include in the articles of incorporation are as follows (see §33-2-102 and the applicable comments thereto; and §§35-2-105 and 35-2-221 of the 1976 Code):

(a)	Purpose

The purpose of the corporation is to own capital stock in First Reliance Bank and any other banks and financial institutions that it may hereafter acquire, in whole or in part; to perform such services as may be permitted to be performed by a bank holding company; to buy, sell, lease and operate real and personal property; and to do all other acts permitted by law.

(b)	No Preemptive Rights

The corporation elects not to have preemptive rights; therefore, no shareholder shall have any preemptive right to purchase unissued shares of the corporation.

(c)	No Cumulative Voting Rights

The corporation elects not to have cumulative voting; therefore, no shares of the corporation may be voted cumulatively in the election of directors of the corporation or for any other decision.

(d)	Limitation on Liability of Directors

Effective as of the earliest date on which such limitation of liability is allowed under South Carolina law, and to the extent permitted by applicable state and federal laws and regulations, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the south Carolina Business Corporation Act of 1988, as it may be amended from time to time, or any successor thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing protection by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

(e)	Staggered Board of Directors

When the number of directors constituting the corporation’s board of directors shall be fixed at six or more members, in lieu of electing the whole number of directors annually, the directors shall be divided into three classes, each class to be as nearly equal in number as possible. The term of office of initial directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. In the event of any increase in the number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal in number as possible.